Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FIRM

To the Board of Directors
Interactive Television Networks, Inc. and Subsidiary

We consent to incorporation by reference in the Registration Statement of Interactive Television Networks, Inc. and Subsidiary, on Form SB-2 to be filed with the Commission on or about December 19 2005 of our Independent Auditors’ Report dated July 24, 2005 covering the financial statements of Interactive Television Networks, Inc. and Subsidiary for the year ended December 31, 2004, and the related statements of operations, stockholders’ equity, and cash flows for the year then ended and for the period from December 17, 2003 (Inception) through December 31, 2003 and for the period from December 17, 2003 (Inception) through December 31, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ LOPEZ, BLEVINS, BORK & ASSOCIATES, LLP
Lopez, Blevins, Bork & Associates, LLP
REGISTERED PUBLIC ACCOUNTANTS

December 19 2005